.Exhibit 2.3

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 19, 2003, by and among 24/7 Real Media, Inc., a Delaware corporation, with headquarters located at 1250 Broadway, 27th Floor, New York, New York 10001 (the “Company”), and the investors listed on the Schedule of Selling Shareholders attached hereto (each, a “Selling Shareholder” and collectively, the “Selling Shareholders”).

WHEREAS, in connection with the Share Purchase Agreement by and among the parties hereto dated as of as of the date hereof (the “Share Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Share Purchase Agreement, to issue on the date hereof to each Selling Shareholder shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); and

WHEREAS, to induce the Selling Shareholders to execute and deliver the Share Purchase Agreement and enter into the transactions contemplated thereby, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Selling Shareholders hereby agree as follows:

1.             DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Investor” means a Selling Shareholder, any transferee or assignee thereof to whom a Selling Shareholder assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and governmental or any department or agency thereof.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

“Questionnaire” means the Selling Securityholder Notice and Questionnaire, in the form of Exhibit A attached hereto.

“Registrable Securities” means the shares of Common Stock issued to each undersigned Selling Shareholders pursuant to the Share Purchase Agreement or any other shares of capital stock of the Company issued or issuable with respect to such Common Stock as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

“Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Share Purchase Agreement.

2.             REGISTRATION.

2.1.         MANDATORY REGISTRATION.

The Company shall prepare, and, as soon as practicable but in no event later than five (5) Business Days after the receipt by the Company of a fully completed Questionnaire from each of the Selling Shareholders (the “Filing Deadline”), file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the latest to occur for:  (i) in the event that the Registration Statement is not subject to a review by the SEC, 45 days after the date hereof, or (ii) in the event that the Registration Statement is subject to a review by the SEC, 120 days after the date hereof (the “Effectiveness Deadline”).

2.2.         ALLOCATION OF REGISTRABLE SECURITIES.

The number of Registrable Securities included in any Registration Statement shall be allocated pro rata among the Investors based on the number of

Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC.  In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor.  Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

2.3.         INELIGIBILITY FOR FORM S-3.

In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

3.             RELATED OBLIGATIONS.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2.1 or 2.3, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

3.1.         The Company shall submit to the SEC, within five (5) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 72 hours after the submission of such request.  The date of such effectiveness shall be the “Effective Date.”  The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”).

3.2.         The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as the Company reasonably determines may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3.2) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

3.3.         The Company shall deliver to the Shareholders’ Representative, without charge, (i) copies of any written correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, and (ii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

3.4.         The Company shall deliver to each Investor whose Registrable Securities are included in any Registration Statement, without charge,  (i) promptly after the same is prepared and filed with the SEC and not otherwise available on the EDGAR system, one copy of such Registration Statement and any amendment(s) thereto (including financial statements and schedules), all documents (including exhibits) incorporated therein by reference, and each preliminary prospectus, and (ii) such other documents not available on the EDGAR system as such Investor may reasonably request from time to time, including copies of any preliminary or final prospectus, in order to facilitate the disposition of the Registrable Securities owned by such Investor.

3.5.         The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

3.6.         The Company shall notify each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information).  The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

3.7.         The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

3.8.         The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company in writing unless (i) disclosure of such information is necessary or desirable to comply with federal or state securities laws or applicable rules and regulations of NASDAQ or any other relevant market or exchange, (ii) the disclosure of such information is necessary or desirable to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement of which the Company has knowledge.  The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.9.         The Company shall use commercially reasonable efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by a Registration Statement on The Nasdaq SmallCap Market.  The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.9.

3.10.       If requested by the Investors holding a majority of the Registrable Securities, the Company shall cooperate with the Investors who hold Registrable

Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

3.11.       If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests in writing to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

3.12.       Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed twenty (20) consecutive Trading Days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of sixty (60) Trading Days and the first day of any Grace Period must be at least two (2) Trading Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”).  For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the notice referred to in clause (i) is delivered to the Shareholders’ Representative and shall end on and include the later of the date the notice referred to in clause (ii) is delivered to the Shareholders’ Representative and the date referred to in such notice.  The provisions of Section 3.6 hereof shall not be applicable during the period of any Allowable Grace Period.  Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3.6 with respect to the information giving rise thereto unless such material non-public information is no longer applicable.  Each Investor agrees to keep confidential any information provided by the Company pursuant to this Section 3.12 until the Company shall have made public disclosure of such information within the meaning of Rule 101(e) of Regulation FD.

4.             OBLIGATIONS OF THE INVESTORS.

4.1.         It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish, in a manner consistent with the last sentence of this Section 4.1, to the Company such information regarding such Investor, the Registrable Securities held by such Investor and the intended method of disposition of the Registrable Securities held by such Investor as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  Without limiting the generality of the preceding sentence, each Investor shall, as promptly as practicable after the execution and delivery of this Agreement, execute and deliver a fully completed copy of the Questionnaire to the Company.  All information provided to the Company by an Investor pursuant to this Section 4.1 or pursuant to Section 3.11 hereof shall be in writing, and such writing shall expressly acknowledge that the information is being provided for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto.

4.2.         Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

4.3.         Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.7 or the first sentence of 3.6, such Investor will promptly discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6 or the first sentence of 3.7 or receipt of notice that no supplement or amendment is required.

5.             EXPENSES OF REGISTRATION.

All reasonable expenses, other than underwriting discounts and commissions (which shall be borne by the Investors), incurred in connection with the performance of the Company’s obligations hereunder and under the transactions contemplated hereby, including registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.  The Company shall not reimburse the Investors for the fees and disbursements of any legal counsel to the Investors in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement.

6.             INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

6.1.         To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”).  Subject to Section 6.3, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1:  (w) shall not apply to a Claim by an Indemnified Person to the extent arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto (in the form required by Section 4(a)), if such prospectus was timely delivered by the Company pursuant to Section 3.4; (x) with respect to any preliminary prospectus, shall not inure to the benefit of any such Indemnified Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, and if such prospectus was timely delivered by the Company pursuant to Section 3.4, and the Indemnified Person was advised not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was delivered pursuant to Section 3.4; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely delivered by the Company to the Investor pursuant to Section 3.4; and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.  For the avoidance of doubt, each Selling Shareholder shall indemnify the Company and the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act with respect to Claims arising out of any Violations enumerated in clauses (w) through (z) of this paragraph.

6.2.         In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any post-effective amendment thereof or supplement thereto or any prospectus contained therein (in the form required by Section 4(a)); and, subject to Section 6.3, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim as promptly as such expenses are incurred and are due and payable; provided, however, that the indemnity agreement contained in this Section 6.2 and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any

Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that an Investor shall be liable under this Section 6.2 for only that amount of a Claim or Indemnified Damages as does not exceed the gross proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

6.3.         Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnified Person or the Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding.  In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates.  The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim.  The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

6.4.         The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

6.5.         The indemnity agreements contained herein shall be in addition to  (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.             CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.             REPORTS UNDER THE 1934 ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

8.1.         make and keep public information available, as those terms are understood and defined in Rule 144; and

8.2.         file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

9.             ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if:  (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Share Purchase Agreement, including, without limitation, Sections 6.4 through 6.7 thereof.

10.          AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least a majority of the Registrable Securities.  Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.          MISCELLANEOUS.

11.1.       A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

11.2.       Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) three Business Days after deposit with an internationally recognized express delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

24/7 Real Media, Inc.
1250 Broadway, 27th Floor
New York, New York 10001
Telephone:  (212) 231-7100
Facsimile:  (212) 760-2811
Attention:  Legal Department

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036
Telephone:  (212) 969-3000
Facsimile:  (212) 969-2900
Attention:  Ronald R. Papa, Esq.

if to Selling Shareholders:

c/o Keith Lambert
Shareholders’ Representative
Level 2, 115 Military Road
Neutral Bay, NSW 2089
Australia
Facsimile:  +61 (2) 9908-8922

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California  90013-1024
United States of America
Attention:  Allen Z. Sussman, Esq.
Facsimile:  (213) 892-5454

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five

(5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or express delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

11.3.       Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.4.       All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.5.       This Agreement, the Share Purchase Agreement and the agreements and instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the Share Purchase Agreement and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

11.6.       Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

11.7.       The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.8.       This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

11.9.       Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.10.     All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least a majority of the Registrable Securities.

11.11.     The English language used in this Agreement shall be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

11.12.     This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.13.     This Agreement shall terminate and be of no further effect on the date on which the Investors shall have sold or can sell pursuant to Rule 144(k) all of the Registrable Securities; provided that the indemnification provisions contained herein shall apply until the expiration of the statute of limitations applicable thereto.

* * * * * *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

24/7 REAL MEDIA, INC.

By:	/s/ David J. Moore
Name: David J. Moore
Title: Chief Executive Officer

Accepted and agreed as of the date first above

written, by the Selling Shareholders named below:

By:	/s/ Keith Lambert	By:	/s/ Keith Lambert
	Keith Lambert as attorney for Paul Milton McCarney under power of attorney, in the presence of:		Keith Lambert as attorney for David James Barker under power of attorney, in the presence of:

	Signature of witness		Signature of witness

	Name of witness (block letters)		Name of witness (block letters)

	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

By:	/s/ Keith Lambert	By:	/s/ Keith Lambert
	Keith Lambert as attorney for Hoo Lam Woon under power of attorney, in the presence of:		Keith Lambert as attorney for Robert John Morrish under power of attorney, in the presence of:

	Signature of witness		Signature of witness

	Name of witness (block letters)		Name of witness (block letters)

	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

By:	/s/ Keith Lambert	By:	/s/ Keith Lambert
	Keith Lambert as attorney for James Rody Byrne under power of attorney, in the presence of:		Keith Lambert as trustee for Graham Sharp Paul

	Signature of witness		Signature of witness

	Name of witness (block letters)		Name of witness (block letters)

By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

By:	/s/ Keith Lambert	By:	/s/ Keith Lambert
	Keith Lambert as trustee for Philip John Walker		Keith Lambert as trustee for Tinabass Superannuation Trust

	Signature of witness		Signature of witness

	Name of witness (block letters)		Name of witness (block letters)

By:	/s/ Keith Lambert	By:	/s/ Keith Lambert
	Keith Lambert as attorney for Babela Holdings Pty Limited (ACN 083 180 143) under power of attorney, in the presence of:		Keith Lambert as attorney for ServiceDotcom Pty Limited (ACN 085 300 723) in its capacity as trustee for Keith Lambert, under power of attorney, in the presence:

Signature of witness
Signature of witness

Name of witness (block letters)
Name of witness (block letters)
By executing this agreement the attorney states that
	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney		the attorney has received no notice of revocation of the power of attorney

By:	/s/ Keith Lambert	By:	/s/ Keith Lambert

	Keith Lambert as attorney for Terazeal Pty Limited (ACN 081 352 945) as trustee for the Terazeal Trust, under power of attorney in the presence of:		Keith Lambert as attorney for Scott McNeilage Pty Limited (ACN 065 316 430), under power of attorney in the presence of:

	Signature of witness		Signature of witness

	Name of witness (block letters)		Name of witness (block letters)

	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney